SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2003

CuraGen Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-23223	06-1331400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Long Wharf Drive, 11th Floor

New Haven, Connecticut 06511

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 401-3330

Item 5.    Other Events and Regulation FD Disclosure.

On September 18, 2003, 454 Life Sciences, the Registrant’s majority-owned subsidiary and an innovative developer of genome-scale analysis technologies, issued a press release announcing that it raised $20M from existing shareholders. The Registrant led the investment with $16M of financing, increasing its majority ownership to 66%, and was joined by existing investors including Cooper Hill Partners.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 7.    Financial Statements and Exhibits.

(c)    The following exhibit is filed with this report:

Exhibit Number	Description

99.1	Press release of Registrant dated September 18, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAGEN CORPORATION (Registrant)

Date: September 19, 2003	By:	/s/ DAVID M. WURZER
	Name: Title:	David M. Wurzer Executive Vice President and Chief Financial Officer